Exhibit 99.1

WALKER INNOVATION ANNOUNCES FIRST QUARTER 2016 RESULTS

Records $1.2 million of revenue, Net Loss Reduced by 54% from Prior-Year Period

Stamford, CT – May 10, 2016 – Walker Innovation Inc. (OTCQB: WLKR) (“Walker Innovation” or the “Company”), an innovation services firm that helps companies improve their internal product and business development efforts and also owns a portfolio of its own intellectual property, today announced first quarter 2016 results.

First Quarter 2016 Highlights

•	In March 2016, the Company ceased operations of its Haystack IQ product and recorded a one-time non-recurring charge in the first quarter of 2016 of $0.6 million, of which approximately $0.3 million was non-cash.
•	The Company settled one case in the first quarter of 2016, resulting in licensing revenue of $0.5 million, and recorded $0.7 million in revenue in connection with its innovation business.
•	Net loss reduced by 54% for the first quarter of 2016 to $1.8 million, or $0.09 per share, compared to net loss of $4.0 million, or $0.19 per share, in the prior-year period.
•	As of March 31, 2016, Walker Innovation had $5.7 million in cash, compared to $5.9 million at December 31, 2016, and no outstanding debt on its consolidated balance sheet.

“With the suspension of Haystack’s operations and aided by the licensing revenue received in the first quarter, we managed to further reduce our net loss and kept our overall net cash outlay to a minimum,” said Jonathan Ellenthal, Chief Executive Officer of Walker Innovation Inc. “The Company remains fully committed to the further reduction of expenses in order to preserve our cash position, though similar results in the next couple of quarters may depend on the timing of any additional licensing settlements. These measures allow us to continue to focus on our ongoing custom innovation business and additional targeted litigation and licensing efforts with respect to our patent portfolio. We also plan to consider other strategic initiatives that fit within our innovation framework, including the potential acquisition of one or more operating businesses, and would consider a variety of deal structures depending on the particular opportunity.”

“At the same time, we continue to support the new business travel service being pioneered by Jay Walker. We own a warrant for approximately 16% of the equity of the business on a fully diluted basis and provide marketing and strategic services through a shared services agreement. As the business gets closer to a public launch, we will share more details,” added Mr. Ellenthal.

“Overall, with the acquisition of the travel business asset, recent progress in licensing and enforcement and an intense focus on cash management, we remain optimistic about the Company’s prospects, concluded Mr. Ellenthal.”

First Quarter 2016 Results

For the first quarter ended March 31, 2016, Walker Innovation reported total revenue of $1.2 million generated by licensing fees, subscription and custom revenue versus total revenue of $12,000 in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period.

Total operating expenses for the first quarter 2016 were approximately $2.5 million (including a one-time non-recurring charge of $0.6 million related to Haystack IQ) versus $3.6 million in the prior-year period, primarily due to reduced overhead by eliminating positions and streamlining processes to conserve cash across the Company’s business.

Net loss for the first quarter of 2016 was $1.8 million compared to net loss of $4.0 million in the prior-year period. Net loss per common share for the first quarter of 2016 was $0.09 compared to net loss per common share of $0.19 in the prior-year period.

Liquidity and Capital Resources

As of March 31, 2016, Walker Innovation had $5.7 million in cash and no outstanding debt on its consolidated balance sheet.

Conference Call Update

While the Company will continue to report quarterly earnings and material news events, as well as file regularly with the SEC, the Company will no longer hold regular conference calls for its quarterly earnings. The Company plans to resume earnings calls when there are additional ongoing developments to report.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: WLKR) is an innovation services firm that helps companies improve their internal product and business development efforts. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Licensing fees	$500	$7
Custom innovation – related party	667	--
Subscription revenue	75	5
Total revenues	1,242	12

Cost of Revenue:
Cost of subscription revenue	199	374
Cost of custom innovation	590	--

Net revenue	453	(362)

Operating expenses:
Other legal and consulting fees	166	795
Patent prosecution and maintenance fees	52	216
Compensation and benefits	1,236	1,637
Professional fees	258	520
General and administrative	229	466
Restructuring charge	575	--
Total operating expenses	2,516	3,634

Operating net loss	(2,063)	(3,996)

Other income	239	--

Interest income	2	6

Net loss	$(1,822)	$(3,990)

Net loss per common share:
Basic	$(0.09)	$(0.19)
Diluted	$(0.09)	$(0.19)

Weighted average common shares outstanding:
Basic	20,742	20,742
Diluted	20,742	20,742

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
	(Unaudited)
ASSETS
Current Assets:
Cash	$5,704	$5,858
Short-term investment	50	50
Accounts receivable, net	25	839
Other receivable	22	19
Prepaid and other current assets	368	634
Total current assets	6,169	7,400

Property and equipment, net	16	256

Other Assets:
Investment, at fair value	672	672
Investment, at cost	250	250

TOTAL ASSETS	$7,107	$8,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$321	$423
Accrued expenses	666	504
Deferred software costs	--	63
Deferred revenue	336	346
Billings in excess of cost, due from related parties	894	1,061
Total current liabilities	2,217	2,397

Deferred revenue – long term portion	228	310

TOTAL LIABILITIES	2,445	2,707

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of March 31, 2016 and December 31, 2015, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	45,748	45,136
Accumulated deficit	(40,282)	(38,461)
TOTAL STOCKHOLDERS’ EQUITY	4,662	5,871

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,107	$8,578